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Kona Grill, Inc.

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RiskMetrics Presentation April 2010

The information contained herein was prepared by Kona Grill, Inc. for use at a closed presentation made to RiskMetrics Group on April 9, 2010. Such information may be used by Kona Grill, Inc. in communications with stockholders after April 9, 2010 and prior to Kona Grill, Inc.'s 2010 Annual Meeting of Stockholders scheduled to be held on April 28, 2010. Required Disclosure

This presentation contains forward-looking statements. These statements relate to future events or our future financial performance. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors. The following factors, among others, could cause our actual results and performance to differ materially from the results and performance projected in, or implied by, the forward- looking statements: the limited history for evaluating our company; our history of losses; the effect of poor operating results on our company; the effect of growth on our infrastructure, resources, and existing restaurants; our ability to expand our operations in both new and existing markets; the impact of supply shortages and food costs in general; our ability to protect trademarks and other proprietary information; the impact of litigation; our ability to raise capital; negative publicity surrounding our restaurants or the consumption of our food products in general; a decline in visitors to activity centers surrounding our restaurants; the impact of federal, state, or local government regulations; labor shortages or increases in labor costs; economic and political conditions generally; and the effect of competition in the restaurant industry. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in, or implied by, these forward-looking statements, even if new information becomes available in the future. Forward-Looking Statements

Emerging national restaurant chain Flavorful American food, award-winning sushi and lively bar Currently operate 24 restaurants in 15 states High unit volumes with moderately priced average check of $24 Company wide sales of $81 million in 2009 Who We Are...

Differentiated upscale, "polished casual" restaurant concept Proven, national portability with flexible real estate options Well positioned for nationwide growth Compelling unit economics with strong cash-on-cash returns Clean balance sheet (very low debt to equity) New experienced management team Investment Highlights

Name Position Relevant Experience Marc Buehler Chief Executive Officer and President 17 Years Mark Robinow Chief Financial Officer 29 Years Larry Ryback SVP of Operations 18 Years Rachel Phillips-Luther VP of Marketing and Brand Innovation 10 Years Experienced Management Team

2009 Accomplishments Opened four new restaurants Completed $3.2 million equity offering Reduced G&A as % of sales through $1.5 million cost reductions Improved food and beverage costs by 130bp Terminated poison pill following shareholder direction Recruited new CEO with extensive restaurant experience Hired VP Marketing to revitalize brand and menu offering Initiated search for SVP Operations to complete new management team

Develop long-range strategic plan Drive guest frequency and brand awareness Heavy social marketing push Leverage Konavore Loyalty Program Continue to improve value proposition Improve/expand food and beverage offering Drive positive same-store sales 2010 Initiatives

2010 Initiatives (cont) Refine hiring processes Exploit our brand strengths such as scratch kitchen, multiple usage opportunities, sushi Develop take-out, catering and delivery programs Reinvest in current physical plants (2-3 full remodels) New prototype to maintain relevancy

2010 Financial Initiatives Use 24 restaurant volume to drive purchasing power Adjust restaurant management staff to sales More detailed analysis and reporting of marketing initiatives Leverage existing tools to drive margins Revise restaurant management incentive plans Continued leverage of G & A expenses

Micro-Cap Peer Group Criteria Under $200 million market cap comparable to KONA at < $40 million Full-service with restaurant & bar Varied menu options with seafood component Average unit volume > $3 million National footprint Results: Granite City Food & Brewery (GCFB) Benihana (BNHNA) McCormick & Schmick's (MSSR) J. Alexander's (JAX)

Peer Group Performance (2006-2009)

Kona Grill Board Composition 5 Independent Directors (1 open seat) 1 Employee Director (CEO) Three Directors Up for Re-election Mark Zesbaugh (Audit Committee Chair, significant governance experience) Doug Hipskind (Audit Committee, director for 6 years) Tony Winczewski (Audit Committee, strong real estate experience) Mark Zesbaugh served as Special Committee Chair Berke Bakay most recent BOD addition - independent, hedge fund manager, 12% + shareholder Total BOD ownership of KONA 20%, aligned with shareholders interests

Board Candidate Bios Mark Zesbaugh CEO Lennox Holdings Former CEO of Allianz Life Insurance CPA, CFA Trustee Univ. of Saint Thomas Doug Hipskind President Gaia Leasing Former Partner Black Diamond Resorts (Four Seasons Resort Vail) CPA Tony Winczewski CEO Commercial Partners Title

Kona Grill Recent History 2008 recession significantly reduced average spend and traffic for the casual dining segment of the restaurant industry Prior to recession company had committed to build 5 restaurants in 2009 In October 2008 the Company's lender pulled out (for reasons unrelated to the company) of its negotiated $10 Million capital lease line Company faced severe liquidity crisis. No other debt capital was available due to credit crunch BOD formed Special Committee in November 2008 to review and oversee financing options

Kona Grill Recent History (cont) Hired Key Bank Capital Markets to advise committee on financing alternatives and valuation Recommended Bridge and Rights financing as most fair solution to liquidity crisis Company reduced annual G&A spending by $1.5 Million in January 2009 $1.2 Million bridge financing closed March 2009 - 15 largest shareholders invited to participate CEO/Chairman resigned May 2009 following failure to receive majority of shareholder votes for re-election Hired Piper Capital Markets to evaluate MRC non-binding offer to purchase Company for $4.60 per share BOD determined MRC price inadequate $3.2 Million Rights Offering completed June 2009 with 82% shareholder participation Company terminated its poison pill following less than majority of shareholder approval

Kona Grill Recent History (cont) November 2009 - hired Marc Buehler, with 17+ years multi-unit restaurant experience, as CEO/BOD member November 2009 - completed construction on the last of 4 new restaurants to open in 2009, fifth restaurant moved to 2010 opening December 2009 - hired Rachel Phillips-Luther, with 10+ years multi-restaurant marketing experience, as VP of Marketing February 2010 - hired Larry Ryback, with 18+ years high volume upscale restaurant operating experience, as Sr. VP of Operations March 2010 - company same store sales turned positive for first time since February 2008

Actions of Mill Road Capital March 2008 Mill Road Capital submitted a non-binding offer to acquire Kona Grill for $10.75 per share (23% premium) BOD hired Craig Hallum as independent financial advisor to prepare valuation of KONA BOD determined offer was inadequate January 2009 Mill Road Capital offers to buy $1 Million new Kona shares at $1.45 per share January 2009 Tom Lynch petitions BOD for appointment to vacant seat February 2009 Kona Management and BOD make multiple attempts to secure MRC participation in bridge financing. Mark Zesbaugh makes personal visit.

Actions of Mill Road Capital (cont) May 2009 MRC submitted a non-binding offer to buy Kona at $4.60 per share as an alternative the company's Rights Offering or $3.67 post Rights Offering June 2009 MRC submitted letter proposing subordinated debt financing June 2009 Kona Rights Offering receives 82% participation of shareholders January 2010 MRC nominates three candidates for Kona Grill Board, amends 13D March 2010 MRC files DE 220 demand to inspect Kona books and records

MRC Board Slate History Craig Miller Furr's filed for Chap 11 two months following his departure as CEO in Jan 2003 Value of $100 of RUTH stock on Dec 23, 2005 declined to $36 on March 28, 2008 during his tenure as Chairman and CEO (March 04 - April 08) Lawrence Harris No previous public company BOD experience reported No reported experience in polished casual segment

Kona Grill BOD guided the Company through most difficult economic period in recent history with minimal dilution and clean balance sheet Kona Grill BOD hired new, experienced management to re- build growth of shareholder value Company same-store-sales are improving and turned positive in March, evidence Company is on right track MRC made multiple efforts to acquire Kona at prices reviewed by outside advisors and determined inadequate by BOD MRC continued dissident tactics and efforts are costly and distracting to KONA Conclusion

Conclusion (cont) BOD nominated slate of Messrs. Zesbaugh, Hipskind and Winczewski have served shareholders well by providing leadership and guidance to the Company through difficult times BOD nominated slate is best slate for shareholders

Kona Grill Tampa opened November 2009